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Exhibit 5.3

LETTER OF CONSENT

TO: The Securities and Exchange Commission

Re:	Registration Statement on Form F-10 dated June 3, 2014 (the "Registration Statement") of Suncor Energy Inc. (the "Corporation")

        We are a firm of independent petroleum consultants of Calgary, Alberta having prepared a report evaluating the Corporation's reserves as at December 31, 2013, as described in the Annual Information Form ("AIF") of the Corporation dated February 28, 2014.

        We refer to the Registration Statement dated June 3, 2014 relating to the offering of Debt Securities from time to time by the Corporation and hereby consent to the reference to our firm under the heading "Interest of Experts" and to the use of our Report which is incorporated in the Registration Statement by reference to the AIF.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.
By:	/s/ Tim R. Freeborn Name: Tim R. Freeborn, P. Eng. Title: Manager, Engineering

Dated: June 3, 2014
Calgary, Alberta
CANADA

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  Exhibit 5.3
LETTER OF CONSENT